Exhibit 99.1
Yanglin Soybean, Inc. Reports 2009 Annual Financial Results

HEILONGJIANG, China, April 16 /PRNewswire-Asia-FirstCall/ -- Yanglin Soybean, Inc. (OTC Bulletin Board: YSYB) ("Yanglin" or the "Company"), one of the leading domestic processors of soybean products in China, yesterday reported audited financial results for the year ended December 31, 2009.
Mr. Shulin Liu, Chief Executive Officer of Yanglin, commented, "During 2009, we experienced certain difficulties caused by the unfavorable pricing environment for our raw materials as well as for our end products, as a result of the Chinese government's strategic reserve purchase of domestic soybeans, which offered farmers a price materially higher than normal market price. In addition, large imports of soybean into China reached 42.5 million tons in 2009, a significant increase over 37.4 million tons in 2008 and 30.8 million tons in 2007, at lower price. Despite these difficulties, we held a large cash balance of $34.8 million at the end of 2009 and a credit line of approximately $105 million. We believe that, as one of the largest domestic soybean processors in Northeast China, with an annual production capacity of 520,000 metric tons, that we are well positioned in China's domestic soybean industry, which still receives strong support from the Chinese government and, which we believe, has promising prospects in the long term, considering the huge and ever-growing demand of the country."
Mr. Lu continued, "In addition to the implementation of cost saving measures, we are closely monitoring new government policy announcements. During its strategic reserve purchase that ended in June 2009, the Chinese government purchased over 7 million metric tons of soybeans in total and held about 14 auctions since July 2009. However, only about 1% of the reserves found buyers at break even price levels. In late 2009, after lobbying efforts of the domestic soybean industry, the Chinese government announced that it would grant subsidies to soybean processors who purchased domestic non-GM soybeans from farmers at a government-guided price. We believe that this measure may help domestic soybean processors, including Yanglin, to improve profit margin. More importantly, we believe that this measure is a signal by the government of its willingness to render further, strong support to our industry. In the meantime, we intend to continue to focus on making our operations more efficient and on providing the same high-quality products and service our customers expect."

Year 2009 Results
Total revenues for the year 2009 were $161.6 million, compared to $250.7 million recorded for the year 2008. Sales decreased during the year 2009 as the combination of demand softness brought by the economic crisis and an oversupply of imported soybeans causing a decline in selling prices of the Company's products. The Company also voluntarily reduced the production volume, and hence sales volume, in response to high costs of raw materials, which had material negative effects on margin.

Net sales
(in thousand US$)

	The Year Ended December, 31
	2009	2009	% Change

Soybean Meal	$101,609.0	$154,526.9	-34.2%
Soybean Oil	$43,008.8	$70,374.1	-38.9%
Salad Oil	$8,057.0	$25,827.7	-68.8%
Squeezed Oil	$1,077.1	$0	NA
Soy Protein
Concentrate	$1,552.7	$0	NA
Low-temp Soy Meal	$6,329.4	$0	NA
Total Net Sales	$161,634.0	$250,728.7	-35.5%

    Gross loss for the year 2009 was about $10.0 million, as compared to a gross profit of $20.9 million for the year 2008. To alleviate the impact from cheaper imported soybeans on the farmers, the Chinese government offered to buy soybeans at higher-than-market prices, causing significantly higher raw material costs for soybean processors such as Yanglin, thus negatively affecting their gross margin. Yanglin has undertaken a series of initiatives to reduce costs, such as buying soybeans with higher water content (which may be cheaper), lowering production levels and idling workers by granting unpaid vacations.
Total operating expenses for the year 2009 decreased to $4.4 million, from $5.8 million in the year 2008. Selling expenses for the year 2009 decreased to $247,301 slightly lower from $249,812 for the year 2008. General and administrative expenses for the year 2009 were $3,314,592, as compared to $5,552,223 for the year 2008. The reduction in these expenses was the result of the strict cost saving measures in items such as business entertainment and travel. The operating expenses in the year 2009 included a charge of $584,718, as the Company has found the value in use of the salad oil line in Plant 1 had been impaired, because it was technically outdated.
Operating loss for the year 2009 was $14.3 million, as compared with an operating profit of $15.0 million for the year 2008. Yanglin has been recognized as a "Key Leading Enterprise" in the industrial sector of the important agriculture industry by the Chinese government. The Company continued to benefit from its income tax exempt status during the entire fiscal year 2009.
During 2009, the Company adopted the provisions of FASB ASC Topic 815, "Derivatives and Hedging" ("ASC 815") (previously ElTF 07-5, "Determining Whether an instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock"). As a result, it incurred non-cash income of $59.4 million resulting from the change in fair value of warrants issued to investors in conjunction with the Company's Series A Convertible Preferred Stock in October 2007. The accounting treatment of the warrants resulted from an anti-dilution provision to the warrant holders.
The Company has also restated the financial statements of 2008 with the following adjustment. As a result of the Company's failure to achieve listing on a National Stock Exchange, the Company's majority shareholder, Winner State Investments Limited, committed to transfer 1,000,000 shares of common stock of the Company to the purchasers of shares of Series A Convertible Preferred Stock. The Company has accounted for this as a contribution of capital by its majority stockholder and recorded a stock exchange listing expense in the amount of $4,480,000 for the year ended December 31, 2008 based on the closing market price of $4.48 per share on December 31, 2008.
Net income for the year 2009, after including the change in fair value of warrants, totaled $44.9 million, or $1.42 per diluted share, compared with net income of $9.9 million, after restatement with the above mentioned stock exchange listing expense, or $0.26 per diluted share for the year 2008.

Cash Positions
The Company's balance sheet as of December 31, 2009 included cash and cash equivalents of $34.8 million, compared with $30.4 million at December 31, 2008. The Company had net working capital of $26.5 million as of December 31, 2009. Total shareholders' equity was $30.9 million as of December 31, 2009.
For the year 2009, the Company used an amount of $7,906,192 of net cash in its operating activities.

Business Update
Mr. Liu concluded, "Over the last few months of 2009, we have been pleased to see some positive signs coming on the horizon, including news that the Chinese government will grant a subsidy to domestic soybean processors for the soybeans they purchase from local farmers. We see this policy as the start of a series of potential further supports to the domestic non-GM soybean industry, which we believe will be favorable to our operations. We are still confident in the long-term prosperity of China's soybean market and business, and we believe that we will see a recovery of our operations and profitability soon."

    Conference Call
    The Company will host a conference call on Wednesday, April 21, 2010 at 9:00 A.M. Eastern Time / 9:00 P.M. Beijing Time. A question and answer session will follow management's presentation.
To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the Yanglin Soybean conference call:

Telephone (North America):	1-877-407-0782
Telephone (International):	1-210-689-8567

A replay of the call will be available through April 30, 2010 until 11:59 PM Eastern Standard Time.

For the replay, please call:
Phone Number:	1-877-660-6853 (North America)
Phone Number:	1-201-612-7415 (International)
Account Number:	286
Conference ID Number:	348345

About Yanglin
Yanglin is one of the leading domestic soybean processors in China. The Company manufactures soybean oil, salad oil and soybean meal with an annual processing capacity of 520,000 metric tons in 2009. The Company's products are sold directly to its customers or through distributors. The majority of Yanglin's customers are located in Northern China.

Forward Looking Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by the Company constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned capacity expansion and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's acceptance, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

Yanglin Soybean, Inc.
Mr. Bode Xu
Chief Financial Officer
Email: cfo@yanglinsoybean.com

Consolidated Statement of Operations and Comprehensive (Loss) Income
(Stated in US Dollars) (audited)

	2009	2008

Net sales	$161,633,950	$250,728,674

Cost of sales	(171,588,089)	(229,838,842)

Gross (loss) profit	(9,954,139)	20,889,832

Operating Expenses

Selling expenses	(247,301)	(249,812)
General and administrative expenses	(3,314,592)	(5,552,223)
Impairment loss of long-lived assets	(584,718)	--
Loss on disposal of property, plant
and equipment	(230,104)	(31,113)

Total operating expenses	(4,376,715)	(5,833,148)

(Loss) income from operations	(14,330,854)	15,056,684

Stock exchange listing expense	--	(4,480,000)
Interest expenses	(481,626)	(822,355)
Interest income	233,110	145,340
Other income	11,557	797
Changes in fair value of
warrants	59,477,401	--

Income before income taxes	44,909,588	9,900,466

Income tax	--	--

Net income	44,909,588	9,900,466

Foreign currency translation
adjustment	172,382	3,803,214
Comprehensive (loss) income	$45,081,970	$13,703,680

Earnings per share
Basic	$2.23	$0.50
Diluted	$1.42	$0.26

Weighted average shares outstanding
Basic	20,178,404	20,000,003
Diluted	31,642,380	37,757,827

CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31, 2009, AND DECEMBER 31, 2008
(Stated in US Dollars) (audited)

	2009	2008

ASSETS
Current assets
Cash	$34,811,611	$30,365,413
Cash-restricted	1,740,605	484,000
Trade receivables, net	332	8,043
Inventories	8,356,345	3,896,334
Advances to suppliers	12,451	10,597,701
Prepaid VAT and other taxes	4,917,250	920,083
Other receivables and prepaid expenses	108,200	114,990

Total current assets	49,946,794	46,386,564

Property, plant and equipment, net	27,297,365	31,529,936
Assets held for sale	570,409	--
Intangible assets, net	4,415,908	4,619,716
Prepaid deposits for equipment and
construction	--	13,021

TOTAL ASSETS	$82,230,476	$82,549,237

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Short-term bank loans	$20,476,218	$6,711,214
Loans from related parties - current	53,676	55,149
Accounts payable	20,866	13,753
Other payables	824,424	683,403
Customers deposits	1,395,524	1,187,582
Accrued liabilities	635,474	591,979

Total current liabilities	23,406,182	9,243,080

Long-term liabilities
Loan from related parties - non-current	314,191	434,678
Warrant liability	27,573,698	--

TOTAL LIABILITIES	51,294,071	9,677,758

STOCKHOLDERS' EQUITY
Convertible preferred stock:
Series A $0.001 par value, 50,000,000
shares authorized; 9,534,883 and
9,999,999 shares issued and outstanding
as of December 31, 2009 and 2008,
respectively	9,535	10,000
Series B $0.001 par value, 10,000,000
shares authorized; no shares issued
and outstanding	--	--
Common stock:
$0.001 par value, 100,000,000 shares
authorized; 20,465,119 and
20,000,003 shares issued and outstanding
as of December 31, 2009 and 2008,
respectively	20,465	20,000
Additional paid-in capital	27,899,749	42,869,635
Statutory reserves	5,628,636	5,628,636
(Accumulated deficit) retained earnings	(9,953,046)	17,184,524
Accumulated other comprehensive income	7,331,066	7,158,684

Total stockholders' equity	30,936,405	72,871,479

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$82,230,476	$82,549,237

SOURCE  Yanglin Soybean, Inc.